DOCUSIGN, INC.
Exhibit 99.1

Docusign Announces Third Quarter Fiscal 2026 Financial Results

San Francisco – December 4, 2025 – Docusign, Inc. (NASDAQ: DOCU) today announced results for its fiscal quarter ended October 31, 2025. Prepared remarks and the news release with the financial results will be accessible on Docusign’s website at investor.docusign.com prior to its webcast.

“Q3 was a strong quarter with growing customer investment into the IAM platform, where we now have more than 25,000 customers,” said Allan Thygesen, CEO of Docusign. “Continued strong execution and improved efficiency led to one of the most robust top line growth and profitability quarters over the past two years.”

Third Quarter Financial Highlights

▪Revenue was $818.4 million, a 8% year-over-year increase including approximately 0.5% positive impact from foreign exchange rates. Subscription revenue was $801.0 million, a 9% year-over-year increase. Professional services and other revenue was $17.4 million, a 14% year-over-year decrease.
▪Billings were $829.5 million, a 10% year-over-year increase including approximately 0.5% positive impact of foreign currency exchange rates.
▪GAAP gross margin was 79.2% compared to 79.3% in the same period last year. Non-GAAP gross margin was 81.8% compared to 82.5% in the same period last year.
▪GAAP net income per basic share was $0.41 on 202 million shares outstanding compared to $0.31 on 204 million shares outstanding in the same period last year.
▪GAAP net income per diluted share was $0.40 on 208 million shares outstanding compared to $0.30 on 209 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $1.01 on 208 million shares outstanding compared to $0.90 on 209 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $290.3 million compared to $234.3 million in the same period last year.
▪Free cash flow was $262.9 million compared to $210.7 million in the same period last year.
▪Cash, cash equivalents, and investments were $1.0 billion at the end of the quarter.
▪Repurchases of common stock were $215.1 million compared to $172.7 million in the same period last year.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Key Business Highlights

Docusign Intelligent Agreement Management (“IAM”) Platform Highlights:
•Docusign surpassed 25,000 customers on its AI-native IAM platform. Those customers have approximately 150 million opted-in agreements in the Docusign Navigator repository, with an average of over 5,000 contracts per customer.
New Capabilities within the IAM Platform:
•Docusign AI ecosystem integrations: At its October Docusign Discover‘25 developer event, Docusign announced that IAM will be available in ChatGPT, and is now available in Anthropic Claude, Gemini Enterprise, GitHub Copilot, and Microsoft Copilot studio in a beta release of its Docusign Model Context Protocol (“MCP”) server.
•Navigator API and Maestro API: Also launched at Discover, Docusign Navigator and Maestro APIs allow developers to connect third-party systems and proprietary internal apps to the industry-leading Navigator repository and Maestro workflow builder.
•Docusign for Agentforce: Announced during Salesforce’s Dreamforce conference in October, Docusign for Agentforce integrates agreement generation, management, and AI-powered insights directly into Salesforce to accelerate deal cycles and boost sales team productivity.

DOCUSIGN, INC.
•Enterprise Trust and Security: In Q3, Docusign achieved FedRAMP Moderate and GovRAMP authorization, while also expanding its identity portfolio by launching ID Verification with CLEAR and Risk-Based Verification.
•Docusign Navigator Language + Regional Expansion: Navigator is now available in two additional languages – Brazilian-Portuguese and Spanish – and in one additional region – Japan.
Industry Recognition:
•Gartner CLM Magic Quadrant 2025: Gartner named Docusign CLM as a Leader in its Magic Quadrant for Contract Lifecycle Management for the sixth year in a row.
•2025 Fortune 50 List: In September, Docusign’s AI innovation was recognized in the 2025 Fortune Future 50 list, which celebrates companies with the greatest long-term growth prospects.
•Inc. Power Partners Awards: In November, Docusign was named a 2025 Inc. Power Partner Award winner, which recognizes companies that have proven track records supporting entrepreneurs and helping startups grow.
•Salesforce Partner Innovation Award: During Dreamforce, Docusign received a Salesforce Partner Innovation Award in the tech category for the Docusign for Agentforce solution.

Guidance

The company currently expects the following guidance:

(in millions, except percentages)	Three Months Ended January 31, 2026			YoY Midpoint Change
Total revenue [1]	$825	to	$829	7%
Subscription revenue	$808	to	$812	7%
Billings [2]	$992	to	$1,002	8%
Non-GAAP gross margin	80.8%	to	81.2%	NA
Non-GAAP operating margin	28.3%	to	28.7%	NA
Non-GAAP diluted weighted-average shares outstanding	203	to	208	NA

(in millions, except percentages)	Year Ended January 31, 2026			YoY Midpoint Change
Total revenue [1]	$3,208	to	$3,212	8%
Subscription revenue	$3,140	to	$3,144	8%
Billings [2]	$3,379	to	$3,389	9%
Non-GAAP gross margin	81.7%	to	81.8%	NA
Non-GAAP operating margin	29.8%	to	29.9%	NA
Non-GAAP diluted weighted-average shares outstanding	208	to	211	NA

[1] Excluding the impact of foreign currency exchange rates on year-over-year guided revenue growth, revenue guidance range would be approximately 0.7% points lower for the quarter ending January 31, 2026 and approximately neutral for the fiscal year ending January 31, 2026.
[2] Excluding the impact of foreign currency exchange rates on year-over-year guided growth, billings guidance range would be approximately 1.6% points lower for the quarter ending January 31, 2026 and approximately 0.9% points lower for the fiscal year ending January 31, 2026.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by many factors, including the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release.

DOCUSIGN, INC.
Webcast Conference Call Information

The company will host a conference call on December 4, 2025 at 2:00 p.m. PST (5:00 p.m. EST) to discuss its financial results. A live webcast of the event will be available on the Docusign Investor Relations website at investor.docusign.com. Prepared remarks and the news release with the financial results will also be accessible on Docusign’s website prior to the webcast. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (EST) December 18, 2025 using the passcode 13756132.

About Docusign

Docusign brings agreements to life. Nearly 1.8 million customers and more than a billion people in over 180 countries use Docusign solutions to accelerate the process of doing business and simplify people's lives. With intelligent agreement management, Docusign unleashes business critical data that is trapped inside of documents. Until now, these were disconnected from business systems of record, costing businesses time, money, and opportunity. Using Docusign’s IAM platform, companies can create, commit, and manage agreements with solutions created by the #1 company in e-signature and CLM. Learn more at www.docusign.com.

Copyright 2025. Docusign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Docusign Investor Relations
investors@docusign.com

Media Relations:
Docusign Corporate Communications
media@docusign.com

DOCUSIGN, INC.
Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management’s beliefs and assumptions and on information currently available to management, and which statements involve substantial risk and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth and trends, objectives for future operations, and the impact of such assumptions on our financial condition and results of operations are forward-looking statements. Forward-looking statements in this press release also include, among other things, statements under “Guidance” above and any other statements about expected financial metrics, such as revenue, billings, free cash flow, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating expenses, and non-financial metrics, as well as statements related to our expectations regarding: the impact of foreign exchange rates; the timing and extent of customer renewals; the effectiveness of changes to our sales force and go-to-market strategy; the effects of seasonality; the timing and impact of our cloud migration transition; the benefits, the timing or rollout of future products and capabilities; customer demand and adoption of the Docusign IAM platform; and our utilization of our stock repurchase program, including the expected timing, duration, volume and nature of share repurchase under such program. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions.

Forward-looking statements contained in this press release include, but are not limited to, statements about: our expectations regarding global macro-economic conditions, including the effects of inflation, volatile interest rates or foreign exchange rates, and market volatility on the global economy; our inability to accurately estimate our market opportunity; our ability to compete effectively in an evolving and competitive market; the impact of any interruptions or delays in performance of our technical infrastructure, or data breaches, cyberattacks or other fraudulent or malicious activity attempting to exploit our technology systems, platform or brand name; our ability to effectively sustain and manage our growth and future expenses and maintain or increase profitability; our ability to attract new customers and retain and expand our existing customer base, including our ability to attract large organizations as users; our ability to scale and update our platform to respond to customers’ needs and rapid technological change, including our ability to successfully incorporate generative artificial intelligence into our existing and future products and to successfully deploy them; our ability to successfully develop, launch and sell IAM solutions; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationships with developers; our ability to retain our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions and to successfully integrate and realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash, cash equivalents and capital resources to satisfy our liquidity needs; limitations on us due to obligations we have under our credit facility; our ability to realize the anticipated benefits of our stock repurchase program; our failure or the failure of our software to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel, including executive level management; our ability to successfully manage and integrate executive management transitions; uncertainties regarding the impact of general economic and market conditions, including as a result of geopolitical conflict or changes in trade policies and practices; and our ability to maintain proper and effective internal controls.

Additional risks and uncertainties that could affect our financial results are included in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the fiscal year ended January 31, 2025, filed on March 18, 2025, our quarterly report on Form 10-Q for the quarter ended October 31, 2025, which we expect to file on December 5, 2025 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date of this press release or to conform such statements to actual results or revised expectations, except as required by law.

DOCUSIGN, INC.
Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We present these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, these non-GAAP measures are not intended to be considered in isolation from, a substitute for, or superior to our GAAP results.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income and non-GAAP net income per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, acquisition-related expenses, restructuring and other related charges, as these costs are not reflective of ongoing operations and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods. In addition to these exclusions, we subtract an assumed provision for income taxes to calculate non-GAAP net income. We utilize a fixed long-term projected tax rate in our computation of the non-GAAP income tax provision to provide better consistency across the reporting periods. We have determined the projected non-GAAP tax rate to be 20% for fiscal 2025 and 21% for fiscal 2026 due to the impact of the One Big Beautiful Bill Act.

Free cash flow: We define free cash flow as net cash provided by operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings can be used to measure our periodic performance, when taking into consideration the timing aspects of customer renewals, which represents a large component of our business. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue:
Subscription	$800,958	$734,693	$2,331,548	$2,143,542
Professional services and other	17,392	20,127	51,092	56,945
Total revenue	818,350	754,820	2,382,640	2,200,487
Cost of revenue:
Subscription	150,372	134,587	431,812	393,561
Professional services and other	20,174	21,950	61,466	67,887
Total cost of revenue	170,546	156,537	493,278	461,448
Gross profit	647,804	598,283	1,889,362	1,739,039
Operating expenses:
Sales and marketing	296,516	290,597	898,379	859,705
Research and development	167,626	151,101	496,703	432,992
General and administrative	98,307	97,555	283,443	277,162
Restructuring and other related charges	—	—	—	29,721
Total operating expenses	562,449	539,253	1,678,525	1,599,580
Income from operations	85,355	59,030	210,837	139,459
Interest expense	(654)	(462)	(1,960)	(1,150)
Interest income and other income, net	10,828	13,006	36,902	41,745
Income before provision for (benefit from) income taxes	95,529	71,574	245,779	180,054
Provision for (benefit from) income taxes	11,804	9,151	26,997	(804,340)
Net income	$83,725	$62,423	$218,782	$984,394
Net income per share attributable to common stockholders:
Basic	$0.41	$0.31	$1.08	$4.81
Diluted	$0.40	$0.30	$1.04	$4.69
Weighted-average shares used in computing net income per share:
Basic	201,954	203,567	202,619	204,674
Diluted	208,069	208,706	210,605	209,755

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$15,018	$14,862	$42,439	$44,636
Cost of revenue—professional services and other	3,992	4,765	12,067	14,465
Sales and marketing	48,018	49,347	143,184	154,396
Research and development	60,806	53,184	177,102	150,816
General and administrative	32,808	31,070	91,984	91,239
Restructuring and other related charges	—	—	—	4,836

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands)	October 31, 2025	January 31, 2025
Assets
Current assets
Cash and cash equivalents	$583,291	$648,623
Investments—current	256,580	314,924
Accounts receivable, net	354,978	429,582
Contract assets—current	8,978	13,764
Prepaid expenses and other current assets	103,328	82,368
Total current assets	1,307,155	1,489,261
Investments—noncurrent	208,529	134,105
Property and equipment, net	343,636	299,370
Operating lease right-of-use assets	133,183	109,630
Goodwill	457,247	454,477
Intangible assets, net	60,816	76,388
Deferred contract acquisition costs—noncurrent	462,552	467,201
Deferred tax assets—noncurrent	838,694	840,470
Other assets—noncurrent	170,227	141,803
Total assets	$3,982,039	$4,012,705
Liabilities and Equity
Current liabilities
Accounts payable	$22,482	$30,697
Accrued expenses and other current liabilities	119,841	99,579
Accrued compensation	180,982	227,115
Contract liabilities—current	1,444,599	1,455,442
Operating lease liabilities—current	15,840	19,077
Total current liabilities	1,783,744	1,831,910
Contract liabilities—noncurrent	28,027	21,523
Operating lease liabilities—noncurrent	134,533	105,350
Deferred tax liability—noncurrent	18,497	20,596
Other liabilities—noncurrent	35,717	30,634
Total liabilities	2,000,518	2,010,013
Stockholders’ equity
Common stock	20	20
Treasury stock	(3,387)	(2,871)
Additional paid-in capital	3,665,653	3,321,242
Accumulated other comprehensive loss	(12,045)	(28,376)
Accumulated deficit	(1,668,720)	(1,287,323)
Total stockholders’ equity	1,981,521	2,002,692
Total liabilities and equity	$3,982,039	$4,012,705

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$83,725	$62,423	$218,782	$984,394
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,399	27,569	89,648	79,097
Amortization of deferred contract acquisition and fulfillment costs	68,374	61,264	203,510	172,731
Amortization of debt discount and transaction costs	167	138	607	415
Non-cash operating lease costs	4,804	4,601	14,168	14,463
Stock-based compensation expense	160,642	153,228	466,776	460,388
Deferred income taxes	(2,347)	6,675	(815)	(817,886)
Other	634	1,149	2,139	6,472
Changes in operating assets and liabilities:
Accounts receivable	707	7,120	71,036	130,691
Prepaid expenses and other current assets	2,928	8,767	(20,079)	(8,300)
Deferred contract acquisition and fulfillment costs	(67,266)	(83,293)	(195,254)	(214,548)
Other assets	1,034	(1,060)	(301)	(16,118)
Accounts payable	12,477	10,061	(8,317)	(1,514)
Accrued expenses and other liabilities	19,178	1,014	23,978	(7,146)
Accrued compensation	(28,772)	(21,226)	(53,009)	(41,128)
Contract liabilities	8,610	95	(9,664)	(16,431)
Operating lease liabilities	(5,020)	(4,199)	(15,419)	(16,220)
Net cash provided by operating activities	290,274	234,326	787,786	709,360
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash	—	—	—	(143,611)
Purchases of marketable securities	(109,398)	(110,296)	(321,598)	(333,537)
Maturities of marketable securities	99,486	90,211	308,458	265,834
Purchases of strategic and other investments	(462)	—	(562)	(625)
Purchases of property and equipment	(27,374)	(23,613)	(79,423)	(68,646)
Net cash used in investing activities	(37,748)	(43,698)	(93,125)	(280,585)
Cash flows from financing activities:
Payment of revolving credit facility costs	—	—	(3,133)	—
Repurchases of common stock	(215,057)	(172,665)	(600,002)	(521,803)
Payment of tax withholding obligation on net RSU settlement and ESPP purchase	(74,254)	(51,051)	(206,211)	(132,134)
Proceeds from exercise of stock options	80	10,257	1,250	11,346
Proceeds from employee stock purchase plan	18,770	15,124	40,780	35,314
Net cash used in financing activities	(270,461)	(198,335)	(767,316)	(607,277)
Effect of foreign exchange on cash, cash equivalents and restricted cash	1,922	438	13,374	(2,239)
Net decrease in cash, cash equivalents and restricted cash	(16,013)	(7,269)	(59,281)	(180,741)
Cash, cash equivalents and restricted cash at beginning of period (1)	616,286	628,027	659,554	801,499
Cash, cash equivalents and restricted cash at end of period (1)	$600,273	$620,758	$600,273	$620,758
(1) Cash, cash equivalents and restricted cash included restricted cash of $17.0 million and $10.9 million at October 31, 2025 and January 31, 2025.

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit (loss) and gross margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
GAAP gross profit	$647,804	$598,283	$1,889,362	$1,739,039
Add: Stock-based compensation	19,010	19,627	54,506	59,101
Add: Employer payroll tax on employee stock transactions	1,180	894	4,628	2,733
Add: Amortization of acquisition-related intangibles	1,495	3,566	6,622	8,703
Non-GAAP gross profit	$669,489	$622,370	$1,955,118	$1,809,576
GAAP gross margin	79.2%	79.3%	79.3%	79.0%
Non-GAAP adjustments	2.6%	3.2%	2.8%	3.2%
Non-GAAP gross margin	81.8%	82.5%	82.1%	82.2%

GAAP subscription gross profit	$650,586	$600,106	$1,899,736	$1,749,981
Add: Stock-based compensation	15,018	14,862	42,439	44,636
Add: Employer payroll tax on employee stock transactions	889	574	3,554	1,961
Add: Amortization of acquisition-related intangibles	1,495	3,566	6,622	8,703
Non-GAAP subscription gross profit	$667,988	$619,108	$1,952,351	$1,805,281
GAAP subscription gross margin	81.2%	81.7%	81.5%	81.6%
Non-GAAP adjustments	2.2%	2.6%	2.2%	2.6%
Non-GAAP subscription gross margin	83.4%	84.3%	83.7%	84.2%

GAAP professional services and other gross loss	$(2,782)	$(1,823)	$(10,374)	$(10,942)
Add: Stock-based compensation	3,992	4,765	12,067	14,465
Add: Employer payroll tax on employee stock transactions	291	320	1,074	772
Non-GAAP professional services and other gross profit	$1,501	$3,262	$2,767	$4,295
GAAP professional services and other gross margin	(16.0)%	(9.1)%	(20.3)%	(19.2)%
Non-GAAP adjustments	24.6%	25.3%	25.7%	26.7%
Non-GAAP professional services and other gross margin	8.6%	16.2%	5.4%	7.5%

DOCUSIGN, INC.
Reconciliation of operating expenses:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
GAAP sales and marketing	$296,516	$290,597	$898,379	$859,705
Less: Stock-based compensation	(48,018)	(49,347)	(143,184)	(154,396)
Less: Employer payroll tax on employee stock transactions	(2,356)	(1,618)	(9,258)	(5,351)
Less: Amortization of acquisition-related intangibles	(3,378)	(3,354)	(10,086)	(9,096)
Non-GAAP sales and marketing	$242,764	$236,278	$735,851	$690,862
GAAP sales and marketing as a percentage of revenue	36.2%	38.4%	37.7%	39.1%
Non-GAAP sales and marketing as a percentage of revenue	29.7%	31.3%	30.9%	31.4%

GAAP research and development	$167,626	$151,101	$496,703	$432,992
Less: Stock-based compensation	(60,806)	(53,184)	(177,102)	(150,816)
Less: Employer payroll tax on employee stock transactions	(1,918)	(1,273)	(9,599)	(5,592)
Non-GAAP research and development	$104,902	$96,644	$310,002	$276,584
GAAP research and development as a percentage of revenue	20.5%	20.0%	20.9%	19.7%
Non-GAAP research and development as a percentage of revenue	12.8%	12.8%	13.0%	12.6%

GAAP general and administrative	$98,307	$97,555	$283,443	$277,162
Less: Stock-based compensation	(32,808)	(31,070)	(91,984)	(91,239)
Less: Employer payroll tax on employee stock transactions	(728)	(489)	(3,004)	(1,774)
Less: Acquisition-related expenses	—	376	—	(4,340)
Non-GAAP general and administrative	$64,771	$66,372	$188,455	$179,809
GAAP general and administrative as a percentage of revenue	12.1%	12.9%	11.9%	12.6%
Non-GAAP general and administrative as a percentage of revenue	7.9%	8.8%	7.9%	8.1%

Reconciliation of income from operations and operating margin:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
GAAP income from operations	$85,355	$59,030	$210,837	$139,459
Add: Stock-based compensation	160,642	153,228	466,776	455,552
Add: Employer payroll tax on employee stock transactions	6,182	4,274	26,489	15,450
Add: Amortization of acquisition-related intangibles	4,873	6,920	16,708	17,799
Add: Acquisition-related expenses	—	(376)	—	4,340
Add: Restructuring and other related charges	—	—	—	29,721
Non-GAAP income from operations	$257,052	$223,076	$720,810	$662,321
GAAP operating margin	10.4%	7.8%	8.8%	6.3%
Non-GAAP adjustments	21.0%	21.8%	21.5%	23.8%
Non-GAAP operating margin	31.4%	29.6%	30.3%	30.1%

DOCUSIGN, INC.
Reconciliation of net income and net income per share, basic and diluted:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP net income	$83,725	$62,423	$218,782	$984,394
Add: Stock-based compensation	160,642	153,228	466,776	455,552
Add: Employer payroll tax on employee stock transactions	6,182	4,274	26,489	15,450
Add: Amortization of acquisition-related intangibles	4,873	6,920	16,708	17,799
Add: Acquisition-related expenses	—	(376)	—	4,340
Add: Restructuring and other related charges	—	—	—	29,721
Add: Income tax and other tax adjustments	(44,313)	(37,973)	(131,711)	(944,923)
Non-GAAP net income attributable to common stockholders	$211,109	$188,496	$597,044	$562,333

Numerator:
Non-GAAP net income attributable to common stockholders	$211,109	$188,496	$597,044	$562,333

Denominator:
Weighted-average common shares outstanding, basic	201,954	203,567	202,619	204,674
Effect of dilutive securities	6,115	5,139	7,986	5,081
Non-GAAP weighted-average common shares outstanding, diluted	208,069	208,706	210,605	209,755

GAAP net income per share, basic	$0.41	$0.31	$1.08	$4.81
GAAP net income per share, diluted	$0.40	$0.30	$1.04	$4.69
Non-GAAP net income per share, basic	$1.05	$0.93	$2.95	$2.75
Non-GAAP net income per share, diluted	$1.01	$0.90	$2.83	$2.68

Computation of free cash flow:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$290,274	$234,326	$787,786	$709,360
Less: Purchases of property and equipment	(27,374)	(23,613)	(79,423)	(68,646)
Non-GAAP free cash flow	$262,900	$210,713	$708,363	$640,714
Net cash used in investing activities	$(37,748)	$(43,698)	$(93,125)	$(280,585)
Net cash used in financing activities	$(270,461)	$(198,335)	$(767,316)	$(607,277)

DOCUSIGN, INC.
Computation of billings:

	Three Months Ended October 31,		Nine Months Ended October 31,
(in thousands)	2025	2024	2025	2024
Revenue	$818,350	$754,820	$2,382,640	$2,200,487
Add: Contract liabilities and refund liability, end of period	1,479,491	1,332,828	1,479,491	1,332,828
Less: Contract liabilities and refund liability, beginning of period	(1,468,618)	(1,334,461)	(1,479,266)	(1,343,792)
Add: Contract assets and unbilled accounts receivable, beginning of period	13,824	17,461	17,825	20,189
Less: Contract assets and unbilled accounts receivable, end of period	(13,588)	(18,341)	(13,588)	(18,341)
Add: Contract assets and unbilled accounts receivable by acquisitions	—	—	—	53
Less: Contract liabilities and refund liability contributed by acquisitions	—	—	—	(5,071)
Non-GAAP billings	$829,459	$752,307	$2,387,102	$2,186,353